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CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (1)

Common Stock, without par value	$47.97(2)	$143,910,000(2)	$19,630(3)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale prices of the registrant's common stock as reported in the consolidated reporting system on July 5, 2013.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, $110,518 of filing fees previously paid in connection with unsold securities were carried forward on registration statement No. 333-188768 filed by the registrant on May 22, 2013. $19,630 of such previously paid fees offset the filing fee due in connection with this offering.

Filed Pursuant to Rule 424(b)(5)
File No. 333-188768

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 22, 2013)

3,000,000 Shares

IDACORP, Inc.

Common Stock

              We may offer and sell up to 3,000,000 shares of our common stock from time to time through BNY Mellon Capital Markets, LLC, or BNYMCM, as our agent under a sales agency agreement.

              We will sell shares at market prices prevailing at the time of sale. We will pay BNYMCM a commission equal to 1% of the sales price of all shares it sells as agent under the sales agency agreement. Please see "Plan of Distribution" beginning on page S-6.

              We list our common stock on the New York Stock Exchange under the symbol "IDA". On July 11, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $50.88 per share.

              Investing in our common stock involves risks. Please see "Risk Factors" on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus supplement and the accompanying prospectus.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BNY MELLON CAPITAL MARKETS, LLC

The date of this prospectus supplement is July 12, 2013

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

              This prospectus supplement is a supplement to the prospectus, which is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using the shelf registration process. Under the shelf registration process, we may offer, from time to time, shares of common stock and debt securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our common stock that we may sell in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the common stock that we are offering and other information you should know before investing. This prospectus supplement may also add, update and change information contained in the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus, and the documents incorporated by reference, which are described under "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control.

              This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Please read forward-looking statements with the cautionary statements and important factors included in the accompanying prospectus under "Forward-Looking Statements."

              We take responsibility only for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we prepare and distribute. We have not, and BNYMCM has not, authorized any other person to provide you with any other information and we and BNYMCM do not take any responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell securities and seeking offers to buy securities only in states where offers and sales are permitted.

              The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus supplement or such document or of any sale of our common stock.

              Unless we indicate otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "IDACORP," the "Company," "we," "us" and "our" or similar terms are to IDACORP, Inc. and its subsidiaries.

RISK FACTORS

              Investing in our common stock involves risks. You should carefully consider the risk factors described below and in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in the accompanying prospectus. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks. The risks and uncertainties that we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

               Future sales of our common stock in the public market could lower our stock price.

              We may sell additional shares of common stock through our dividend reinvestment plan, director or employee stock option or benefit plans or stock purchase or ownership plans as well as through public offerings. We cannot predict the size of future issuances of our common stock, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect the market price of our common stock.

               The market price of our common stock is uncertain and may fluctuate significantly, and you could lose all or part of your investment.

              Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. We cannot predict whether the market price of our common stock will rise or fall. Numerous factors influence the trading price of our common stock. These factors may include changes in our financial condition, results of operations and prospects, legal and administrative proceedings and political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which our common stock is traded and our business segments.

               Our charter and bylaws and Idaho law could delay or prevent a change in control that you may favor.

              The terms of some of the provisions in our articles of incorporation and bylaws and provisions of Idaho Business Corporation Act could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management. In particular, the provisions of our articles of incorporation and amended bylaws:

  •
  authorize our board of directors to issue up to 20,000,000 shares of preferred stock in one or more series without further action by shareholders;

  •
  stagger the terms of our directors until our classified board structure is phased out over a three year period commencing at the 2013 annual meeting of shareholders and ending at our 2015 annual meeting of shareholders, at which time all our directors will be of one class elected annually;

  •
  limit the shareholders' right to remove directors, fill vacancies and increase or reduce the number of directors;

  •
  regulate how shareholders may present proposals or nominate directors for election at shareholders' meetings; and

  •
  require a supermajority vote of shareholders to amend certain provisions of our articles of incorporation and amended bylaws.

              We are subject to the provisions of the Idaho Control Share Acquisition Law and the Idaho Business Combination Law. The Idaho Control Share Acquisition Law is designed to protect minority shareholders if someone acquires 20% or more of our voting stock. An acquiring person must disclose to us its identity, acquisition plans and financing. The acquiring person cannot vote a number of shares exceeding the applicable percentages, unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. The Idaho Business Combination Law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for three years after that person acquired the shares, unless our board of directors approved of the business combination or the acquisition in advance. The Idaho Business Corporation Act provides that notice and informational requirements and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed "merger or share exchange," as defined in the Idaho Business Corporation Act.

               Statutory and regulatory factors will limit another party's ability to acquire us and could deprive you of the opportunity to gain a takeover premium for your shares of common stock.

              Even if our board of directors favors a sale of the company, a sale would require approval of a number of federal and state regulatory agencies, including the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Wyoming Public Service Commission. The approval process could be lengthy and the outcome uncertain, which may deter otherwise interested parties from proposing or attempting a business combination. These regulatory constraints may result in a limited number of potential buyers.

PLAN OF DISTRIBUTION

              We have entered into a sales agency agreement, dated July 12, 2013, with BNY Mellon Capital Markets, LLC, or BNYMCM, under which we may issue and sell up to 3,000,000 shares of our common stock from time to time through BNYMCM, as our agent for the offer and sale of the shares. The sales, if any, of the shares of common stock under the sales agency agreement will be made in "at the market" offerings as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the New York Stock Exchange, the principal existing trading market for our common stock, or through an electronic communications network, or, if we and BNYMCM agree in writing, sales made to or through a market maker or in privately negotiated transactions.

              From time to time during the term of the sales agency agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to BNYMCM specifying:

  •
  the length of the selling period, which may not exceed 10 consecutive trading days;

  •
  the number of shares of common stock to be sold, which may not exceed 500,000 shares during any selling period without BNYMCM's prior written consent; and

  •
  the minimum price below which sales may not be made.

              Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agency agreement, BNYMCM has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or BNYMCM may suspend the offering of shares of common stock at any time upon proper notice to the other, and the selling period will immediately terminate. Settlement between the purchaser and us for sales of common stock will occur on the third trading day following the date on which the sales were made. The obligation of BNYMCM under the sales agency agreement to sell shares pursuant to any issuance notice is subject to a number of conditions, which BNYMCM reserves the right to waive in its sole discretion.

              We will pay BNYMCM a commission equal to 1% of the sales price of all shares sold through it as agent under the sales agency agreement. We have also agreed to pay or reimburse BNYMCM for its reasonable documented out-of-pocket expenses, including fees and expenses of counsel of up to $120,000, in connection with the sales agency agreement.

              In connection with the sale of the common stock hereunder, BNYMCM may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and the compensation paid to BNYMCM may be deemed to be underwriting commissions or discounts. We have agreed to indemnify BNYMCM against certain civil liabilities, including liabilities under the Securities Act of 1933.

              We will report at least quarterly the number of shares of common stock sold through BNYMCM as our agent.

              Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BNYMCM may agree upon.

              The offering of common stock pursuant to the sales agency agreement will terminate upon the earliest of (1) the sale of all shares of common stock subject to the sales agency agreement, (2) termination of the sales agency agreement by either BNYMCM or us and (3) May 22, 2016. We or BNYMCM may terminate the sales agency agreement at any time upon 10 days' notice. BNYMCM may terminate our right to effect any issuances under the sales agency agreement upon one trading day's notice in certain circumstances, including bankruptcy events relating to us or a material subsidiary, our failure to maintain the listing of our common stock on the New York Stock Exchange or the occurrence of an event which has had or would reasonably be expected to have a material adverse effect on us.

              We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the first trading day prior to the delivery of any issuance notice to BNYMCM and ending on the first trading day immediately following the last settlement date for common stock sold pursuant to the applicable issuance notice, without the prior written consent of BNYMCM. BNYMCM may give this consent at any time without public notice. The restriction described in this paragraph does not apply to sales of:

  •
  shares we offer or sell pursuant to the sales agency agreement;

  •
  shares we issue in connection with acquisitions;

  •
  shares we issue upon conversion of securities or the exercise of warrants, options or other rights disclosed in our filings with the Securities and Exchange Commission; or

  •
  shares and options to purchase shares we issue, in either case, pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan.

              BNYMCM and its affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services to us in the ordinary course of business for which they have received and will receive customary compensation.

Conflicts of Interest

              An affiliate of BNYMCM is a lender to us under a revolving credit facility that we entered into in October 2011, and extended pursuant to a First Extension Agreement entered into October 2012, and may receive a portion of any amounts repaid from the proceeds of this offering. In that an affiliate of BNYMCM may receive more than 5% of the proceeds of the offering, excluding any commission paid to BNYMCM, this offering will be conducted pursuant to Rule 5121 of the Financial Industry Regulatory Authority.

PROSPECTUS

COMMON STOCK
DEBT SECURITIES

        We may offer from time to time, in one or more series:

  •
  our common stock, and

  •
  our debt securities.

        We may offer these securities in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and any supplements, as well as the information that we incorporate by reference in this prospectus.

        We may offer these securities directly or through underwriters, agents or dealers, as described in the "Plan of Distribution." The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

        We list our common stock on the New York Stock Exchange under the symbol "IDA".

        Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

        Investing in our securities involves risks. Please see "Risk Factors" on page 3 of this prospectus as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 22, 2013

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that IDACORP, Inc. filed with the U.S. Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of risk factors and will discuss special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information." If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

        The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the "company," "we," "us" and "our" or similar terms are to IDACORP, Inc. and its consolidated subsidiaries.

 RISK FACTORS

        Investing in our securities involves risks. You should review all the information contained or incorporated by reference in this prospectus before deciding to invest. See "Where You Can Find More Information" in this prospectus. In particular, you should carefully consider the risks and uncertainties discussed in "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus,

  •
  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, which is incorporated by reference into this prospectus, and

  •
  documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

        In addition, you should carefully consider the risks and uncertainties discussed in the applicable prospectus supplement which relate to the specific securities offered thereby. The risks and uncertainties that we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. See also "Cautionary Note Regarding Forward-Looking Statements" below.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the additional information described under the heading "Where You Can Find More Information" may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "may result," "may continue" or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks and uncertainties. Actual results, performance or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors discussed in our filings with the SEC, including the Form 10-K, the Forms 10-Q and the Forms 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information, as well as the following factors:

  •
  the rate design and the effect of regulatory decisions by the Idaho and Oregon public utilities commissions, the Federal Energy Regulatory Commission, and other regulators affecting our primary subsidiary, Idaho Power Company's, ability to recover costs and earn a return;

  •
  changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power Company's service area, the loss or change in the business of significant customers, and the availability and use of energy efficiency and conservation programs, and the associated impact on loads and load growth;

  •
  the impacts of changes in economic conditions, including the potential for changes in customer demand for electricity, revenue from sales of excess power, financial soundness of counterparties and suppliers, and collections;

  •
  unseasonable or severe weather conditions, wildfires, and other natural phenomena, which affect customer demand, hydroelectric generation levels, infrastructure repair costs, and the ability and cost to procure fuel for generation plants or purchased power to serve customers;

  •
  advancement of new technologies that reduce loads or render Idaho Power Company's generation facilities obsolete;

  •
  adoption of or changes in, and costs of compliance with, laws, regulations, and policies relating to the environment, natural resources, and endangered species, and the ability to recover those costs through rates;

  •
  variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River basin, which can impact the amount of generation from Idaho Power Company's hydroelectric facilities;

  •
  the ability to purchase fuel and power from suppliers on favorable payment terms and prices, particularly in the event of unanticipated power demands, lack of physical availability, transportation constraints, or a credit downgrade;

  •
  accidents, fires, explosions, and mechanical breakdowns that may occur while operating and maintaining an electric system, which can cause unplanned outages, reduce generating output, damage our or Idaho Power's assets, operations, or reputation, subject the companies to third-party claims for property damage, personal injury, or loss of life, or result in the imposition of civil, criminal, or regulatory fines or penalties;

  •
  the ability to obtain debt and equity financing or refinance existing debt when necessary and on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets (including as a result of European sovereign debt issues) and interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and our and Idaho Power Company's past or projected financial performance;

  •
  reductions in credit ratings, which could adversely impact access to capital markets and would require the posting of additional collateral to counterparties pursuant to existing power purchase and credit arrangements;

  •
  the ability to buy and sell power, transmission capacity, and fuel in the markets and the availability to enter into financial and physical commodity hedges with creditworthy counterparties, including the impact of federal legislation on counterparties' willingness to transact, market liquidity, and hedging costs, which may affect fuel and power availability and pricing, and the failure of any such risk management and hedging strategies to work as intended;

  •
  changes in or implementation of Federal Energy Regulatory Commission and other mandatory reliability, security, and other requirements for system infrastructure, which could result in penalties and increase costs;

  •
  disruptions or outages of Idaho Power Company's generation or transmission systems or the western interconnected transmission system;

  •
  the costs and operational challenges of integrating an increasing volume of mandated purchased intermittent wind power or other renewable energy sources into Idaho Power Company's resource portfolio;

  •
  changes in actuarial assumptions, the interest rate environment, and the actual return on plan assets for pension and other post-retirement plans, which can affect future pension and other post-retirement plan funding obligations, costs, and liabilities;

  •
  the ability to continue to pay dividends under the terms of the companies' credit arrangements and regulatory limitations, and whether the companies' boards of directors will continue to declare dividends based on the boards of directors' periodic consideration of factors affecting our and Idaho Power Company's dividend policies;

  •
  changes in tax laws or related regulations or new interpretations of applicable laws by federal, state, or local taxing jurisdictions, the availability of tax credits, and the tax rates payable by our shareholders on common stock dividends;

  •
  employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies' workforce, the impact of an aging workforce, the cost and ability to retain skilled workers, and the ability to adjust the labor cost structure when necessary;

  •
  failure to comply with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by regulatory and oversight bodies, which may result in penalties and increase the cost of compliance, the nature and extent of investigations and audits, and the cost of remediation;

  •
  the inability to obtain or cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydroelectric facilities;

  •
  the cost and outcome of litigation, dispute resolution, regulatory proceedings, and penalties, and the ability to recover those costs or the costs of operational changes through insurance or rates, or from third parties;

  •
  the failure of information systems or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the direct or indirect effect on the companies' business resulting from cyber attacks, terrorist incidents or the threat of terrorist incidents, and acts of war;

  •
  adoption of or changes in accounting policies and principles, including the potential adoption of all or a portion of International Financial Reporting Standards, changes in accounting estimates, and new SEC or New York Stock Exchange requirements, or new interpretations of existing requirements; and

  •
  unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs, or the failure to successfully implement technology solutions.

        Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. We disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law. The forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus are qualified in their entirety by the preceding cautionary statements.

 ABOUT IDACORP

Overview

        We are a holding company formed in 1998 and our principal operating subsidiary is Idaho Power Company. We are subject to provisions of the Public Utility Holding Company Act of 2005, which provides access to books and records to the Federal Energy Regulatory Commission and state utility regulatory commissions and imposes record retention and reporting requirements on us. In 1998, we exchanged one share of our common stock for each share of Idaho Power Company's common stock, and Idaho Power Company became our wholly-owned subsidiary.

        Idaho Power Company was incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915. Idaho Power Company is an electric public utility engaged in the generation, transmission, distribution, sale and purchase of electric energy and is regulated by the Federal Energy Regulatory Commission and the state utility regulatory commissions of Idaho and Oregon. Idaho Power Company is the parent of Idaho Energy Resources Co., a joint venturer in Bridger Coal Company, which supplies coal to the Jim Bridger generating plant owned in part by Idaho Power Company.

        Idaho Power Company's service territory covers a 24,000 square-mile area in southern Idaho and eastern Oregon. As of March 31, 2013, Idaho Power Company supplied electric energy to over 500,000 general business customers. Idaho Power Company owns and operates 17 hydroelectric generation developments, three natural gas-fired plants and one diesel-powered generator, and shares ownership in three coal-fired generating plants.

        Our other operating subsidiaries are:

  •
  IDACORP Financial Services, Inc., an investor in affordable housing and other real estate investments,

  •
  Ida-West Energy Company, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978, and

  •
  IDACORP Energy Services Co., which is the former limited partner of, and current successor by merger to, IDACORP Energy L.P., a marketer of energy commodities that wound down operations in 2003.

        For additional information concerning our business and affairs, including our capital requirements and external financing arrangements, and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus as described in the section entitled "Where You Can Find More Information."

Dividends from Subsidiaries

        Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by our subsidiaries, most notably Idaho Power Company. Since Idaho Power Company is a public utility, it is subject to regulation by state utility commissions and other regulatory agencies, which impose limits on investment returns or otherwise impact the amount of dividends that Idaho Power Company may declare and pay, and to a federal statutory limitation on the payment of dividends. In addition, certain agreements entered into by Idaho Power Company set restrictions on the amount of dividends it may declare and pay and restrict the circumstances under which such dividends may be declared and paid. Further, Idaho Power Company's credit facility requires it to maintain specified leverage ratios of consolidated indebtedness to consolidated total capitalization. The specific restrictions on dividends contained in agreements to which Idaho Power Company is a party, as well as specific regulatory limitations on dividends, are described in our Forms 10-K and 10-Q, which are incorporated by reference into this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

	Twelve Months Ended December 31,					Three Months Ended March 31, 2013
	2008	2009	2010	2011	2012
Ratio of Earnings to Fixed Charges	2.51x	3.02x	2.67x	2.35x	3.45x	3.41x
Supplemental Ratio of Earnings to Fixed Charges(1)	2.48x	2.98x	2.65x	2.33x	3.43x	3.40x

(1)
Includes interest on the guaranty of American Falls Reservoir District bonds and Milner Dam, Inc. notes.

DESCRIPTION OF COMMON STOCK

        This section summarizes the material terms of our common stock. This summary is not complete. We refer you to our articles of incorporation, as amended, and our amended bylaws, each of which is on file with the SEC and which we have incorporated by reference in this prospectus. We also refer you to the laws of the state of Idaho. The prospectus supplement relating to any offering of common stock will describe the number of shares offered and the initial offering price or method of determining the initial offering price of those shares.

        As used under this caption, "Description of Common Stock," references to "we," "us," "our" and other similar references mean IDACORP Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

        Authorized Shares; Listing.    Our articles of incorporation, as amended, authorize us to issue 120,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. Our common stock is listed on the New York Stock Exchange under the trading symbol "IDA".

        Dividend Rights.    Subject to the prior rights of the preferred stock, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock. The board of directors may declare dividends from any property legally available for this purpose.

        Voting Rights.    The common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by shareholders. The holders of our common stock are not entitled to cumulative voting in the election of directors. Holders of our preferred stock will not have any right to vote except as established by our board of directors or as provided in our articles of incorporation or bylaws or by state law. A majority of the outstanding shares entitled to vote on a particular matter at a meeting constitutes a quorum. Action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless our articles of incorporation, the Idaho Business Corporation Act or our bylaws require a greater number of affirmative votes. A plurality of the votes cast determines the election of directors.

        Liquidation Rights.    Subject to the prior rights of the preferred stock, if we liquidate, dissolve or wind up, whether this is voluntary or not, the holders of our common stock will be entitled to receive any net assets available for distribution to shareholders.

        Other Rights.    The common stock is not liable to further calls or assessment. The holders of our common stock are not entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

        Effects on Our Common Stock If We Issue Preferred Stock.    Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series. The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the articles of incorporation and the laws of the state of Idaho. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights. If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock without shareholder approval may delay or prevent a change in control of the company.

        Transfer Agent and Registrar.    Wells Fargo Bank is the transfer agent and registrar for the common stock.

Provisions of Our Articles of Incorporation and Our Bylaws That Could Delay or Prevent a Change in Control

        Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of unissued common stock, the ability of the board of directors to issue preferred stock without further shareholder action and other provisions of our articles of incorporation and bylaws may discourage transactions aimed at obtaining control of us.

        Phase-out of Classified Board.    Prior to May 2012, our articles of incorporation, as amended, provided that directors are elected for three-year terms, with approximately one-third of the board of directors elected at each annual meeting of shareholders. This classification of the board of directors (three-year, staggered terms) may prevent shareholders from changing the membership of the entire board of directors in a relatively short period of time. At least two annual meetings, instead of one, generally will be required to change the majority of directors. The classified board provisions could have the effect of prolonging the time required for a shareholder with significant voting power to gain majority representation on the board of directors. Where majority or supermajority board of directors approval is necessary for a transaction, such as an interested shareholder business combination, the inability to immediately gain majority representation on the board of directors could discourage takeovers and tender offers. However, effective May 2012, we amended our articles of incorporation, following a shareholder vote, to provide that our classified board structure would be phased out, and the annual election of the entire board of directors for a one-year term would be phased in over a three-year period commencing at the 2013 annual meeting of shareholders. Commencing with the 2015 annual meeting of shareholders, the division of the board of directors into three classes will terminate and all directors will be of one class elected annually.

        Number of Directors, Vacancies, Removal of Directors.    Our bylaws provide that the board of directors will have at least 9 and at most 15 directors. The size of the board may be changed by a two-thirds vote of shareholders entitled to vote, or by a majority vote of the board of directors. A majority of the board decides the exact number of directors at a given time. The board fills any new directorships it creates and any vacancies. Also, directors may be removed by the shareholders only for cause and only if at least two-thirds of the shares of our outstanding voting stock approve the removal. These provisions may delay or prevent a shareholder from gaining control of the board.

Meetings of Shareholders

        Calling of a Special Meeting.    The president, a majority of the board of directors or the chairman of the board may call a special meeting of the shareholders at any time. Holders of at least 20% of the outstanding shares entitled to vote may call a special meeting if such holders sign, date and deliver to our secretary one or more written demands describing the purpose(s) of the proposed meeting. Upon receipt of one or more written demands from such holders, our secretary is responsible for determining whether such demand or demands conform to the requirements of the Idaho Business Corporation Act, our articles of incorporation and our bylaws. After making an affirmative determination, our secretary will prepare, sign and deliver the notices for such meeting. The shareholders may suggest a time and place in their demand(s), but the board of directors will determine the time and place of any such meeting by resolution. These provisions for calling a special meeting may delay or prevent a person from bringing matters before a shareholder meeting.

        No Cumulative Voting.    Our articles of incorporation do not provide for cumulative voting. This could prevent directors from being elected by a relatively small group of shareholders.

        Advance Notice Provisions.    Our bylaws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give notice to our secretary not later than the close of business on the 120th day prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or after the anniversary date of the preceding year's annual meeting, the shareholder must deliver notice no later than the close of business on the 10th day following the day on which we first publicly announce the date of such meeting. Our bylaws also limit business at a special meeting to the purposes stated in the notice of the special meeting. These advance notice provisions may delay a shareholder from bringing matters before a shareholder meeting. The provisions may provide enough time for our board of directors to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if our board of directors finds it necessary or desirable for any reason.

        Amendment of Articles of Incorporation.    Our articles of incorporation require an 80% vote of shareholders entitled to vote in order to amend the provisions relating to the board of directors and the amendment of our articles of incorporation, unless such amendment is recommended by two-thirds of the continuing directors, as defined.

        Amendment of Bylaws.    Amendment of the bylaws relating to the board of directors or advance notice provisions for shareholder meetings requires a two-thirds vote of shareholders entitled to vote or a majority vote of the board of directors.

Provisions of Idaho Law That Could Delay or Prevent a Change in Control

        Idaho Control Share Acquisition Law.    We are subject to the provisions of the Idaho Control Share Acquisition Law. This law is designed to protect minority shareholders in the event that a person acquires or proposes to acquire shares of voting stock giving it at least 20%, at least 33 1/3%, or more than 50% of the voting power in the election of our directors. Under this law, an acquiring person must deliver to us an information statement that includes, most notably, the acquiring person's identity, its acquisition plans and its financing. The acquiring person cannot vote the shares it holds that are greater than the applicable percentages unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves of such voting power. If the acquiring person so requests and complies with other requirements, we must hold a special meeting within 55 days of receiving the information statement from the acquiring person for the shareholders to vote. If the acquiring person does not deliver the information statement, or our shareholders do not approve such voting power, we may redeem all of the acquiring person's shares that exceed the applicable percentage at their fair market value.

        Idaho Business Combination Law.    We are also subject to the Idaho Business Combination Law. This law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for a three-year period after the person acquires the shares. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our shares before the person acquired 10% of the shares. After the three-year period, we could engage in a business combination with the person only if two-thirds of our outstanding voting stock, excluding shares owned by the person, approve, or the business combination meets minimum price requirements.

DESCRIPTION OF DEBT SECURITIES

        As used under this caption, "Description of Debt Securities," references to "we," "us," "our" and other similar references mean IDACORP Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

        We will issue the debt securities offered in this prospectus under our senior debt securities indenture, dated as of February 1, 2001. Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the trustee under the indenture. We may amend and supplement the indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

        This section briefly summarizes the material provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the SEC, and we have incorporated it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In this summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.

        The debt securities that we may issue under this indenture will be unsecured obligations of IDACORP, Inc. exclusively, and not the obligations of any of our subsidiaries. The indenture does not limit the amount of debt securities that we may issue and it does not restrict the amount or type of other debt that we or our subsidiaries may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities.

        We are a holding company whose primary source of funds is cash received from our subsidiaries in the form of dividends or other intercompany transfers. For a more detailed description of the dividend restrictions applicable to our subsidiaries, see "About IDACORP—Dividends from Subsidiaries" above. If any of our subsidiaries liquidate or reorganize, the claims of the subsidiary's creditors to the proceeds will be prior to the claims of our creditors, except to the extent we are a creditor of the subsidiaries. As a result of these factors, the debt securities will be effectively subordinated to all existing and future claims of creditors of Idaho Power Company and other subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

        The indenture does not limit the amount of debt securities that we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities. Although our subsidiaries are parties to agreements that limit the amount of additional indebtedness they may incur, they retain the ability to incur substantial additional indebtedness and other liabilities.

        We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior debt securities or subordinated debt securities of that series, as applicable. One or more series of the debt securities may be issued with the same or various maturities at par, above par or at a discount.

Terms of the Debt Securities

        Each prospectus supplement will describe the terms of a series of debt securities, including:

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  the title of the series,

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  any limit on the aggregate principal amount of the series,

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  the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium,

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  the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates,

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  the date or dates from which interest will accrue,

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  the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates,

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  the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus,

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  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder,

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  whether any debt securities of that series will be issued as original discount securities and the amount of the discount,

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  any events of default, interest rates payable upon an event of default, or restrictive covenants if other than set forth in this prospectus,

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  the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000,

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  the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus, and

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  any other terms of the debt securities of the series which are not inconsistent with the provisions of the applicable indenture.

Form and Exchange

        Unless we state otherwise in the prospectus supplement:

  •
  we will issue the debt securities in fully registered form, without coupons, in denominations of $1,000 or in any larger amount equally divisible by $1,000,

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  a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions, and

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  a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges. Indenture, Sections 3.2 and 3.6

        Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee in New York, New York, as security registrar. We may change the place and designate one or more additional places for registration of transfer and exchange but we are required to maintain an office or agency in New York, New York for that purpose. Indenture, Section 4.2

        We are not required to execute or to provide for the registration of transfer or exchange of any debt security:

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  during a period of 15 days prior to giving any notice of redemption with respect to that debt security, or

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  that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Indenture, Section 3.6

        We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities. If we issue global notes representing any debt securities, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests. The global notes will be registered in the name of the depository and the depository will be considered the sole owner of the debt securities represented by the global notes for all purposes of the indenture. Indenture, Section 3.1

        See "Book-Entry System" for a description of additional requirements as to the form and method of exchange of the debt securities. We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. Indenture, Sections 2.4 and 3.1

Payment and Paying Agent

        Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. Indenture, Section 3.8

        Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. Indenture, Section 4.2

        If we deposit money with the paying agent to pay any amounts due on the debt securities and the holder does not claim the money within two years, the paying agent will return the money to us and we will be responsible for paying the holder. Indenture, Section 12.5

Events of Default

        Except to the extent modified or deleted in a supplemental indenture or applicable resolution of the board of directors under which a series of debt securities is issued and described in the applicable prospectus supplement, each of the following will be an Event of Default with respect to each series of debt securities issued under the indentures:

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  failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity and upon redemption, and the time for payment has not been extended or deferred,

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  failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred,

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  failure to make a sinking fund payment when due with respect to debt securities of that series,

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  failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, except for a covenant, agreement or warranty included in the indenture solely for the benefit of another series of debt securities, and our failure continues for 60 days after we have received written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series,

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  events relating to our bankruptcy, insolvency or reorganization, and

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  any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement. Indenture, Section 6.1

        An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to notify you of any default known to it within 90 days after the default has occurred. Except in the case of a payment default, the trustee may withhold notice if it considers such withholding to be in the interest of the holders. Indenture, Sections 6.1 and 6.11

        If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of at least 25% in aggregate principal amount of all debt securities outstanding acting as a single class, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of a majority in aggregate principal amount of all debt securities outstanding acting as a single class, upon the conditions provided in the indenture, including the requirement that we have paid all the principal and interest that has become due on that series other than by reason of acceleration, may rescind an acceleration and its consequences with respect to that series. Indenture, Section 6.1

        If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. Indenture, Section 6.1

        The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. Indenture, Section 6.9

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Indenture, Section 7.2

        The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. Indenture, Section 4.6

Redemption

        We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the applicable prospectus supplement. In order to exercise our right to redeem a debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption. If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by lot or by another method described in the applicable prospectus supplement. Indenture, Article Fourteen

Consolidation, Merger or Sale

        The indenture provides that we will not consolidate with, or merge into, or sell all or substantially all of our assets to, any person, unless:

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  the successor corporation, if we are not the survivor, expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture,

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  immediately before and after giving effect to the transaction, no event of default shall have occurred and be continuing, and

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  we deliver to the trustee an officer's certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture. Indenture, Article Eleven

Modification of Indenture

        We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters that do not materially adversely affect the holders of any debt securities. Indenture, Section 10.1

        In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification, voting as one class. Indenture, Section 10.2

        Without the consent of each holder of any outstanding debt security affected, no amendment or modification may:

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  change the stated maturity of any debt security,

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  reduce the principal amount of or the amount of any premium on, or reduce the rate of interest on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts, reduce the amount payable on redemption, or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity,

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  impair the right to institute suit for the enforcement of any payment with respect to any debt security,

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  reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with provisions of the indenture or defaults or events of default and their consequences, or

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  subordinate any debt securities to any other of our indebtedness. Indenture, Section 10.2

Waiver of Defaults

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except if certain defaults relate to all series of outstanding debt securities, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities voting as one class may waive the default. Payment and bankruptcy defaults and defaults with respect to a provision that cannot be modified or amended without the consent of the holder of each debt security affected may not be waived in this manner. Indenture, Section 6.10

Defeasance

        Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when

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  we have irrevocably deposited in trust with the trustee:

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  sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, or

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  an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, and

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  we have paid all other sums payable with respect to the debt securities of that series.

        Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. Indenture, Section 12.1 and 12.3

Concerning the Trustee

        We and our affiliates may conduct banking transactions with the trustee or its affiliates in the normal course of business.

Governing Law

        The indenture and the debt securities will be governed by and construed under the laws of the state of Idaho, except that the obligations, rights and remedies of the trustee will be determined under the laws of the state of New York.

 BOOK-ENTRY SYSTEM

        We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the securities. If we issue global notes representing any securities, the following provisions will apply to all book-entry securities:

        Unless otherwise indicated in the applicable prospectus supplement, the Depository Trust Company, New York, NY, which we refer to as "DTC," will act as securities depository for the securities. We will issue the securities as fully-registered securities registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. We will issue one or more fully-registered security certificates for each issue of the securities, in the aggregate principal amount of the issue, and we will deposit the certificates with the trustee to hold as agent for DTC. We and the trustee will treat Cede & Co. as the holder of the securities for all purposes.

        DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser, the beneficial owner, is in turn to be recorded on the direct and indirect participant's records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's money market instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        Redemption proceeds and distributions, including principal and interest payments, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in street name. Payment by participants to beneficial owners will be the responsibility of the participants and not of DTC, any agents or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the responsibility of our paying agents. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        In case of any optional tender for or mandatory purchase of securities, pursuant to their terms, a beneficial owner shall give notice to elect to have its securities purchased or tendered through its participant to the tender/remarketing agent and shall effect delivery of the securities by causing the direct participant to transfer the participant's interest in the securities, on DTC's records, to the tender/remarketing agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered securities to the tender/remarketing agent's DTC account.

        DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or to our agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

        Neither we, the trustee, any paying agent, nor the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

 USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

  •
  to invest in, or make loans to, our subsidiaries,

  •
  to repay indebtedness, or

  •
  to pay for acquisitions.

        The precise amount and timing of the application of such proceeds will depend on our funding requirements, market conditions and the availability and cost of other funds. If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus:

  •
  through underwriters or dealers,

  •
  through agents, or

  •
  directly to a limited number of purchasers or to a single purchaser.

        If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

        We may also sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

        Our common stock is listed on the New York Stock Exchange under the symbol "IDA." The debt securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter.

        The prospectus supplement will state:

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  the names of any underwriters, dealers or agents,

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  the terms of the securities offered,

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  the purchase price of the securities and the proceeds we will receive from the sale,

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  any initial public offering price,

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  any underwriting discounts and other items constituting underwriters' compensation, and

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  any discounts or concessions allowed or reallowed or paid to dealers.

        We may authorize agents, underwriters or dealers to solicit offers from institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed,

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  market prices prevailing at the time of sale,

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  prices related to such prevailing market prices, or

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  negotiated prices.

        We may also engage in at-the-market offerings of our common stock in an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or through an agent or agents for us.

        Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

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  Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 21, 2013,

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 2, 2013,

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  Current Reports on Form 8-K filed on March 21, 2013, April 15, 2013, and May 21, 2013, and

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  Description of our common stock contained in the registration statement on Form 8-A, dated and filed on October 20, 1999, as amended by amendment no. 1 on Form 8-A/A, dated and filed on September 28, 2004, amendment no. 2 on Form 8-A/A, dated and filed on September 19, 2008, and any further amendments thereto.

        We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus, and before we terminate the offering.

        We are not incorporating by reference any documents or portions of documents that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in the prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of the prospectus after the most recent effective date may modify or replace existing statements contained in the prospectus. Any such statement so modified shall not be deemed in its unmodified form to constitute a part of the prospectus for purposes of the Securities Act. Any statement so superseded shall not be deemed to constitute a part of the prospectus for purposes of the Securities Act.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of this information at no cost, by written or oral request to us at the following address:

Shareowner Services
IDACORP, Inc.
1221 W. Idaho Street
Boise, ID 83702
Telephone 208-388-2200

        You may also access these documents at our website at http://www.idacorpinc.com.

        We take responsibility only for information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Information about us is also available at our website at http://www.idacorpinc.com. However, the information on our website is not a part of this prospectus.

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC relating to the securities covered by this prospectus. This prospectus does not contain all the information included in the registration statement. You may review a copy of the registration statement at the SEC's public reference room or on the SEC's internet site referred to above.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Perkins Coie LLP, Seattle, Washington, and Brian R. Buckham, Senior Counsel of IDACORP, Inc., will pass upon the validity of the securities and other legal matters for us. Unless otherwise indicated in the applicable prospectus supplement, Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the securities for any underwriter, dealer or agent. Sullivan & Cromwell LLP or other counsel identified in an applicable prospectus supplement may, for matters governed by the laws of the state of Idaho, rely upon the opinion of Perkins Coie LLP and Mr. Buckham or such other counsel identified in the applicable prospectus supplement. Mr. Buckham owns shares of restricted common stock of IDACORP, Inc. acquired under employee benefit plans and participates in various employee benefit plans offered to employees of IDACORP, Inc. and its primary subsidiary, Idaho Power Company.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from IDACORP, Inc.'s Annual Report on Form 10-K, and the effectiveness of IDACORP, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in IDACORP, Inc.'s Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.